Exhibit 99.1
ALLEGIANT TRAVEL COMPANY THIRD QUARTER 2021
FINANCIAL RESULTS
Third quarter 2021 GAAP diluted earnings per share of $2.18
Third quarter 2021 consolidated diluted earnings per share, excluding COVID related special charges and net benefit from the payroll support programs of $0.66(1)(2)

LAS VEGAS. October 27, 2021 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2021, as well as comparisons to the prior years:

Consolidated	Three Months Ended September 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Total operating revenue	$459.5	$201.0	$436.5	128.6%	5.3%
Total operating expense	393.2	234.1	364.4	68.0	7.9
Operating income (loss)	66.3	(33.1)	72.1	300.4	(8.1)
Income (loss) before income taxes	50.2	(44.7)	56.9	212.4	(11.7)
Net income (loss)	39.3	(29.1)	43.9	234.7	(10.6)
Diluted earnings (loss) per share	$2.18	$(1.82)	$2.70	219.8	(19.3)

	Nine Months Ended September 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Total operating revenue	$1,211.0	$743.5	$1,379.9	62.9%	(12.2)%
Total operating expense	981.3	1,000.8	1,108.6	(2.0)	(11.5)
Operating income (loss)	229.7	(257.3)	271.3	189.3	(15.3)
Income (loss) before income taxes	181.5	(321.9)	222.6	156.4	(18.5)
Net income (loss)	141.2	(155.3)	171.6	190.9	(17.7)
Diluted earnings (loss) per share	$8.18	$(9.75)	$10.54	183.9	(22.4)

Consolidated - adjusted	Three Months Ended September 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Adjusted operating expense (1) (2)	$428.0	$278.4	$364.4	53.7%	17.5%
Adjusted operating income (loss) (1) (2)	31.5	(77.4)	72.1	140.7	(56.3)
Adjusted income (loss) before income taxes (1) (2)	15.4	(89.0)	56.9	117.3	(72.9)
Adjusted net income (loss) (1) (2)	11.9	(68.5)	43.9	117.4	(72.9)
Adjusted diluted earnings (loss) per share (1) (2)	$0.66	$(4.28)	$2.70	115.4	(75.6)

	Nine Months Ended September 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Adjusted operating expense (1) (2)	$1,144.7	$872.3	$1,108.6	31.2%	3.3%
Adjusted operating income (loss) (1) (2)	66.3	(128.8)	271.3	151.5	(75.6)
Adjusted income (loss) before income taxes (1) (2)	18.1	(166.8)	222.6	110.9	(91.9)
Adjusted net income (loss) (1) (2)	14.0	(128.4)	171.6	110.9	(91.8)
Adjusted diluted earnings (loss) per share (1) (2)	$0.82	$(8.07)	$10.54	110.2	(92.2)
(1) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs (PSPs), and bonus accruals
(2) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information

"We finished the quarter with earnings per share of $2.18, our second consecutive quarter of profitability since the onset of the pandemic," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "Third quarter total operating revenue was up 5.3 percent year over two-year making us one of the only domestic carriers to grow revenue from pre-pandemic levels. While demand was strong during our peak summer travel period, we experienced a slowdown as the delta variant spiked, but have since seen the demand curve ramp back up. Yields held up nicely, considering the effects of the delta variant, down less than six percent on scheduled service capacity increases of 17 percent. Third-party revenue continues to outperform, up 32.0 percent on a per passenger basis compared with 2019.

"Despite the favorable revenue environment, the operation continues to present challenges, as noted by several of our peers as well. Prior to COVID, the operation was a well-oiled machine - things ran smoothly. Fast forward to today, and we are operating in a different environment. The over-heated economy, continuing impacts of COVID, plus difficult labor environment created a perfect storm of challenges, including cancellations and delays over the past several months. We have a strong compensation approach for our interrupted passengers. We reimburse our customers for the inconvenience we have caused via prepaid credit cards or ACH deposits. Given the volume of our interruptions this past quarter, this was a meaningful amount. As a result, our third quarter adjusted CASM, excluding fuel, was 6.97 cents, 4.3 percent higher year over two-year. Excluding these costs for irregular operations, I was pleased that our adjusted CASM, excluding fuel was below the third quarter of 2019. As we head into the holiday season, job one is managing our operational integrity. We've scaled back on some peak day travel to mitigate the risk of cancellations. We now expect fourth quarter capacity to be up 12 percent from 2019.

"In regards to 2022 growth plans, it's too early to provide specific numbers. At a minimum, growth will mirror our historical low, double-digit rate. However, if fuel continues to increase, we will moderate capacity accordingly. Uncertainty around the labor market is another growth factor we are watching. In the coming months, we will closely monitor the operational environment and our personnel availability. The flexibility of our model will continue to be vital as we respond to these differing environmental factors. We will have more insights at our next call.

"Although we have faced recent operational challenges, the business is in great shape. The balance sheet is stronger than ever with total liquidity of $1.1 billion and net debt of roughly $500 million. We've proven the resiliency of the model in both good times and bad, including high fuel cost environments. I am optimistic about the future. Our runway of potential routes continues to exceed 1,000. We've identified untapped revenue potential within third-party sales and are pleased to see positive trends from our newly launched loyalty program, Allways Rewards - both will contribute bottom line results in the coming years. Additionally, we resumed construction on Sunseeker Resorts with an anticipated opening date during the first quarter of 2023 as well as closed on $350 million of construction financing. We are excited to see this project come to fruition.

"The last several months have been challenging for our team members. The operational environment has created added stress, yet they have continued to work hard, putting our customers' needs and safety first. I cannot thank them enough for their efforts. Relief is on the horizon as we are aggressively hiring more frontline employees. The future for Allegiant is very bright. We would not be in the favorable position we find ourselves in today without our team members' hard work and dedication."

Third Quarter 2021 Results

•GAAP diluted earnings per share of $2.18
•Adjusted diluted earnings per share(1) (2) (3) of $0.66
•Consolidated EBITDA(2) (3) of $112.5 million yielding an EBITDA margin of 24.5 percent
•Adjusted EBITDA(1) (2) (3) of $77.7 million yielding an adjusted EBITDA margin of 16.9 percent
•Total operating revenue was $459.5 million, up 5.3 percent when compared with the third quarter of 2019
•One of the first domestic carriers to achieve year over two-year revenue increases since the onset of the pandemic
•Yield remained strong throughout the quarter down only 5.9 percent year over two-year on scheduled service capacity increases of 17.0 percent
•Total average fare of $116.91, up 7.2 percent year over two-year
•Total ancillary average fare of $64.85, up 18.2 percent from 2019 driven primarily by air ancillary bundles, website redesign, rental car rate strength, and increased cobrand activity
•Continued sequential improvement in load factor, which came in at 76.6 percent, up 6 percentage points from the second quarter
•Third quarter peak period load factor exceeded 80 percent
•TRASM of 10.40 cents, down 6.3 percent year over two-year on scheduled service capacity increases of 17.0 percent
•Adjusted operating CASM, excluding fuel of 6.97 cents, up 4.3 percent when compared with the third quarter of 2019, driven primarily by costs related to increased irregular operations

Third Quarter 2021 Highlights

•Expanded the network by adding 25 new routes with one new city, Minneapolis-St. Paul, and two new bases, Appleton and Flint, bringing total routes served to 598 and 132 cities
•List of potential incremental routes to add to the network continues to exceed 1,000
•Allegiant World Mastercard voted USA Today Readers' Choice Best Airline Co-Branded Credit Card for the third consecutive year
•Full-year 2021 total revenue related to the cobrand program on track to outpace 2019
•Two months during the third quarter ranked in the top five highest cardholder acquisition months since the inception of the program in 2016
•Completed the quarter with nearly 275 thousand active cardholders, up 49 percent from the third quarter of 2019
•Average annual spend for cardholders is more than twice that of non-cardholders
•Launched the Allways Rewards program during the quarter with over 13 million active members
•Partnered with Women In Aviation Las Vegas to sponsor Girls in Aviation Day at McCarran International Airport
•Resumed providing in-kind travel for Make-A-Wish kids and their families during the third quarter

(1) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs, and bonus accruals
(2) Denotes a non-GAAP financial measure.
(3) Refer to the Non-GAAP Presentation section within this document for further information

Balance Sheet, Cash and Liquidity

•Total cash and investments at September 30, 2021 were $1.1 billion
•Received $21 million federal tax refund related to 2020 net operating losses
•Received $116 million in federal tax refunds in October related to 2020 net operating losses
•Debt principal payments of $40 million during the quarter
•$40 million used for cash capital expenditures
•Third quarter interest expense of $17 million, down 15 percent year over two-year
•Air traffic liability at September 30, 2021 was $352 million
•Balance related to future scheduled flights is $246 million
•Balance related to travel vouchers issued for future use is $106 million, a 19 percent reduction from June 30, 2021

Capital Expenditures

•Third quarter capital expenditures related to aircraft, engines and induction costs were $9 million and $18 million in other airline capital expenditures
•$9 million related primarily to aircraft induction costs
•Third quarter expenditures related to deferred heavy maintenance were $15 million

Sunseeker Resort

•Resumed construction with an anticipated completion date of the first quarter of 2023
•Secured financing with Castlelake, L.P. to fund up to $350 million of construction with $175 million expected to be drawn by the end of October
•Third quarter capital expenditures related to the project were $13 million

Guidance, subject to revision	Previous	Current

Fourth Quarter 2021 guidance

System ASMs - year over two-year change(1)		10.0 to 14.0%
Scheduled Service ASMs - year over two-year change(1)		12.0 to 16.0%

Total operating revenue - year over two-year change (1)		0.5% to 4.0%

Fuel cost per gallon		2.55

Full year 2021 guidance

Airline CAPEX
Aircraft, engines and induction costs (millions)	$115 to $125	$115 to $125
Capitalized deferred heavy maintenance (millions)	$50 to $60	$50 to $60
Other airline capital expenditures (millions)	$40 to $50	$60 to $70

Sunseeker Resorts Project
2021 project spend (millions)		$50 to $55

Interest expense	$65 to $70	$65 to $70
Recurring principal payments(2)	$170 to $180	$170 to $180
(1) Year over two-year percentage changes compare 2021 to 2019
(2) Excludes $111 million of principal repayments related to the maturity of our revolving credit facility and the refinancing of three A320 aircraft during the first quarter 2021

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	1Q21	2Q21	3Q21	YE21
A319 (156 seats)	35	35	35	35
A320 (177 seats)	26	23	23	22
A320 (186 seats)	39	45	48	51
Total	100	103	106	108
The table above is provided based on the company’s current plans and is subject to change

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, October 27 to discuss its third quarter 2021 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant's all-Airbus fleet serves communities across the nation, with base airfares less than half the cost of the average domestic roundtrip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue and expenses, available seat mile growth, expected capital expenditures, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic on airline travel and the economy, liquidity issues resulting from the effect of the COVID-19 pandemic on our business, restrictions imposed on us as a result of accepting grants and loans under the payroll support programs, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft to be acquired, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Percent Change
	2021	2020	2019	YoY	Yo2Y
OPERATING REVENUES:
Passenger	$423,796	$181,916	$391,222	133.0%	8.3%
Third party products	24,541	11,337	18,207	116.5	34.8
Fixed fee contracts	11,117	5,284	19,797	110.4	(43.8)
Other	15	2,447	7,283	(99.4)	(99.8)
Total operating revenues	459,469	200,984	436,509	128.6	5.3
OPERATING EXPENSES:
Salary and benefits	125,799	95,829	107,586	31.3	16.9
Aircraft fuel	118,370	52,540	104,583	125.3	13.2
Station operations	70,943	39,954	43,522	77.6	63.0
Depreciation and amortization	46,399	45,291	39,436	2.4	17.7
Maintenance and repairs	30,451	14,038	24,768	116.9	22.9
Sales and marketing	22,047	7,967	17,591	176.7	25.3
Aircraft lease rental	5,670	3,015	—	88.1	—
Other	22,379	19,755	26,907	13.3	(16.8)
Payroll Support Programs grant recognition	(49,210)	(77,909)	—	36.8	—
Special charges	332	33,585	—	(99.0)	—
Total operating expenses	393,180	234,065	364,393	68.0	7.9
OPERATING INCOME (LOSS)	66,289	(33,081)	72,116	300.4	(8.1)
OTHER (INCOME) EXPENSES:
Interest expense	16,595	11,943	19,506	39.0	(14.9)
Interest income	(375)	(868)	(3,335)	56.8	88.8
Capitalized interest	(401)	—	(903)	—	55.6
Other, net	239	552	(57)	(56.7)	519.3
Total other expenses	16,058	11,627	15,211	38.1	5.6
INCOME (LOSS) BEFORE INCOME TAXES	50,231	(44,708)	56,905	212.4	(11.7)
INCOME TAX PROVISION (BENEFIT)	10,977	(15,565)	12,976	170.5	(15.4)
NET INCOME (LOSS)	$39,254	$(29,143)	$43,929	234.7	(10.6)
Earnings (loss) per share to common shareholders:
Basic	$2.18	($1.82)	$2.70	219.8	(19.3)
Diluted	$2.18	($1.82)	$2.70	219.8	(19.3)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,766	16,006	16,037	11.0	10.8
Diluted	17,767	16,006	16,039	11.0	10.8
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended September 30,			Percent Change(1)
	2021	2020	2019	YoY	Yo2Y
OPERATING STATISTICS
Total system statistics:
Passengers	3,872,651	2,016,241	3,806,369	92.1%	1.7%
Available seat miles (ASMs) (thousands)	4,441,201	3,521,508	3,888,400	26.1	14.2
Operating expense per ASM (CASM) (cents)	8.85	6.65	9.37	33.1	(5.5)
Adjusted operating expense per ASM (CASM) (cents)(2)	9.64	7.91	9.37	21.9	2.9
Fuel expense per ASM (cents)	2.67	1.49	2.69	79.2	(0.7)
Operating CASM, excluding fuel (cents)	6.19	5.15	6.68	20.2	(7.3)
Adjusted operating CASM, excluding fuel (cents)(2)	6.97	6.41	6.68	8.7	4.3
ASMs per gallon of fuel	82.5	88.5	80.3	(6.8)	2.7
Departures	30,663	24,365	27,707	25.8	10.7
Block hours	67,398	52,238	59,678	29.0	12.9
Average stage length (miles)	829	834	823	(0.6)	0.7
Average number of operating aircraft during period	105.6	90.7	87.6	16.4	20.5
Average block hours per aircraft per day	7.0	6.3	7.4	11.1	(5.4)
Full-time equivalent employees at end of period	4,246	4,275	4,267	(0.7)	(0.5)
Fuel gallons consumed (thousands)	53,850	39,786	48,443	35.3	11.2
Average fuel cost per gallon	$2.20	$1.32	$2.16	66.7	1.9
Scheduled service statistics:
Passengers	3,834,956	2,003,648	3,753,611	91.4	2.2
Revenue passenger miles (RPMs) (thousands)	3,302,519	1,714,622	3,170,826	92.6	4.2
Available seat miles (ASMs) (thousands)	4,312,893	3,449,339	3,687,473	25.0	17.0
Load factor	76.6%	49.7%	86.0%	26.9	(9.4)
Departures	29,593	23,710	26,238	24.8	12.8
Block hours	65,296	51,057	56,576	27.9	15.4
Average seats per departure	174.3	173.2	170.8	0.6	2.0
Yield (cents)	6.04	4.76	6.42	26.9	(5.9)
Total passenger revenue per ASM (TRASM) (cents)(3)	10.40	5.60	11.10	85.7	(6.3)
Average fare - scheduled service(4)	$52.05	$40.75	$54.20	27.7	(4.0)
Average fare - air-related charges(4)	$58.45	$50.04	$50.03	16.8	16.8
Average fare - third party products	$6.40	$5.66	$4.85	13.1	32.0
Average fare - total	$116.91	$96.45	$109.08	21.2	7.2
Average stage length (miles)	834	839	824	(0.6)	1.2
Fuel gallons consumed (thousands)	52,249	38,853	46,038	34.5	13.5
Average fuel cost per gallon	$2.20	$1.32	$2.17	66.7	1.4
Percent of sales through website during period	95.4%	92.3%	93.1%	3.1	2.3
Other data:
Rental car days sold	366,407	255,800	482,944	43.2	(24.1)
Hotel room nights sold	66,626	44,655	99,991	49.2	(33.4)
(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs, and bonus accruals
(3) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30, 2021			Percent Change
	2021	2020	2019	YoY	Yo2Y
OPERATING REVENUES:
Passenger	$1,124,237	$677,347	$1,265,978	66.0%	(11.2)%
Third party products	61,164	35,756	53,557	71.1	14.2
Fixed fee contracts	23,943	17,440	42,859	37.3	(44.1)
Other	1,682	12,969	17,498	(87.0)	(90.4)
Total operating revenues	1,211,026	743,512	1,379,892	62.9	(12.2)
OPERATING EXPENSES:
Salary and benefits	365,655	303,264	340,589	20.6	7.4
Aircraft fuel	310,674	168,711	324,253	84.1	(4.2)
Station operations	171,246	108,359	128,357	58.0	33.4
Depreciation and amortization	134,095	132,285	114,112	1.4	17.5
Maintenance and repairs	76,419	48,866	68,470	56.4	11.6
Sales and marketing	51,288	35,331	59,057	45.2	(13.2)
Aircraft lease rental	15,507	5,404	—	187.0	—
Other	55,655	70,225	73,756	(20.7)	(24.5)
Payroll Support Programs grant recognition	(202,181)	(152,448)	—	(32.6)	—
Special charges	2,924	280,852	—	(99.0)	—
Total operating expenses	981,282	1,000,849	1,108,594	(2.0)	(11.5)
OPERATING INCOME (LOSS)	229,744	(257,337)	271,298	189.3	(15.3)
OTHER (INCOME) EXPENSES:
Interest expense	50,103	44,149	58,531	13.5	(14.4)
Interest income	(1,338)	(4,596)	(10,038)	70.9	86.7
Capitalized interest	(401)	(4,067)	(3,444)	90.1	88.4
Loss on extinguishment of debt	71	1,222	3,677	(94.2)	(98.1)
Special charges	—	26,632	—	(100.0)	—
Other, net	(164)	1,173	(41)	(114.0)	(300.0)
Total other expenses	48,271	64,513	48,685	(25.2)	(0.9)
INCOME (LOSS) BEFORE INCOME TAXES	181,473	(321,850)	222,613	156.4	(18.5)
INCOME TAX PROVISION (BENEFIT)	40,323	(166,595)	51,017	124.2	(21.0)
NET INCOME (LOSS)	$141,150	$(155,255)	$171,596	190.9	(17.7)
Earnings (loss) per share to common shareholders:
Basic	$8.18	($9.75)	$10.55	183.9	(22.5)
Diluted	$8.18	($9.75)	$10.54	183.9	(22.4)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,005	15,953	16,037	6.6	6.0
Diluted	17,015	15,953	16,045	6.7	6.0
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Nine Months Ended September 30, 2021			Percent Change(1)
	2021	2020	2019	YoY	Yo2Y
OPERATING STATISTICS
Total system statistics:
Passengers	9,906,371	6,464,949	11,426,183	53.2%	(13.3)%
Available seat miles (ASMs) (thousands)	13,049,732	9,809,934	12,245,704	33.0	6.6
Operating expense per ASM (CASM) (cents)	7.52	10.20	9.05	(26.3)	(16.9)
Adjusted operating expense per ASM (CASM) (cents)(2)	8.77	8.89	9.05	(1.3)	(3.1)
Fuel expense per ASM (cents)	2.38	1.72	2.65	38.4	(10.2)
Operating CASM, excluding fuel (cents)	5.14	8.48	6.41	(39.4)	(19.8)
Adjusted operating CASM, excluding fuel (cents)(2)	6.39	7.17	6.41	(10.9)	(0.3)
ASMs per gallon of fuel	85.6	87.6	82.2	(2.3)	4.1
Departures	87,854	65,766	83,454	33.6	5.3
Block hours	197,581	147,350	187,829	34.1	5.2
Average stage length (miles)	852	862	858	(1.2)	(0.7)
Average number of aircraft during period	101.6	92.1	84.1	10.3	20.8
Average block hours per aircraft per day	7.1	5.8	8.2	22.4	(13.4)
Full-time equivalent employees at end of period	4,261	4,275	4,267	(0.3)	(0.1)
Fuel gallons consumed (thousands)	152,464	111,929	148,980	36.2	2.3
Average fuel cost per gallon	$2.04	$1.51	$2.18	35.1	(6.4)
Scheduled service statistics:
Passengers	9,838,512	6,424,331	11,307,004	53.1	(13.0)
Revenue passenger miles (RPMs) (thousands)	8,657,151	5,747,639	9,964,948	50.6	(13.1)
Available seat miles (ASMs) (thousands)	12,739,769	9,588,031	11,800,788	32.9	8.0
Load factor	68.0%	59.9%	84.4%	8.1	(16.4)
Departures	85,303	63,877	80,149	33.5	6.4
Block hours	192,481	143,651	180,674	34.0	6.5
Average seats per departure	173.8	172.7	171.0	0.6	1.6
Yield (cents)	6.53	5.83	6.85	12.0	(4.7)
Total passenger revenue per ASM (TRASM) (cents)(3)	9.30	7.44	11.18	26.9	(16.8)
Average fare - scheduled service(4)	$57.48	$52.12	$60.40	10.3	(4.8)
Average fare - air-related charges(4)	$56.79	$53.32	$51.56	6.5	10.1
Average fare - third party products	$6.22	$5.57	$4.74	11.7	31.2
Average fare - total	$120.49	$111.00	$116.70	8.5	3.2
Average stage length (miles)	857	867	861	(1.2)	(0.5)
Fuel gallons consumed (thousands)	148,578	109,082	143,433	36.2	3.6
Average fuel cost per gallon	$2.01	$1.50	$2.17	34.0	(7.4)
Percent of sales through website during period	93.8%	93.2%	93.4%	0.6	0.4
Other data:
Rental car days sold	1,046,751	872,382	1,495,502	20.0	(30.0)
Hotel room nights sold	195,535	149,431	319,197	30.9	(38.7)
(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs, and profit sharing bonus accruals
(3) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	September 30, 2021 (unaudited)	December 31, 2020	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$193.6	$152.8	26.7%
Short-term investments	877.3	532.5	64.8
Total unrestricted cash and investments	1,070.9	685.3	56.3
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	139.6	217.2	(35.7)
Long-term debt and finance lease obligations, net of current maturities and related costs	1,434.6	1,441.8	(0.5)
Total debt	1,574.2	1,659.0	(5.1)
Debt, net of liquidity	503.3	973.7	(48.3)
Total Allegiant Travel Company shareholders’ equity	1,191.1	699.4	70.3

Summary Cash Flow

	Nine Months Ended September 30,		Percent
Unaudited (millions)	2021	2020	Change
Cash provided by operating activities	$373.6	$276.7	35.0%
Changes in air traffic liability	44.0	84.1	(47.7)
Changes in working capital, ex air traffic liability	24.6	(152.9)	116.1
Purchase of property and equipment	166.5	198.6	(16.2)
Cash dividends paid to shareholders	—	11.4	(100.0)
Proceeds from the issuance of long-term debt	106.7	272.5	(60.8)
Principal payments on long-term debt & finance lease obligations	239.6	146.4	63.7
Proceeds from issuance of common stock	335.1	—	100.0

EPS Calculation

The following table sets forth the computation of net income (loss) per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Basic:
Net income (loss)	$39,254	$(29,143)	$141,150	$(155,255)
Less income allocated to participating securities	(573)	—	(2,028)	(236)
Net income (loss) attributable to common stock	$38,681	$(29,143)	$139,122	$(155,491)
Earnings (loss) per share, basic	$2.18	$(1.82)	$8.18	$(9.75)
Weighted-average shares outstanding	17,766	16,006	17,005	15,953
Diluted:
Net income (loss)	$39,254	$(29,143)	$141,150	$(155,255)
Less income allocated to participating securities	(573)	—	(2,027)	(236)
Net income (loss) attributable to common stock	$38,681	$(29,143)	$139,123	$(155,491)
Earnings (loss) per share, diluted	$2.18	$(1.82)	$8.18	$(9.75)
Weighted-average shares outstanding (1)	17,766	16,006	17,005	15,953

(1) Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Nine Months Ended September 30, 2021 and 2020
(Unaudited)

Adjusted operating income (loss), adjusted income (loss) before income taxes, adjusted net income (loss) and adjusted diluted earnings (loss) per share, all eliminate the effect of special expenses related directly to COVID 19, the net benefit related to the payroll support grants from the U.S. Treasury, and bonus accruals which are not reflective of our ongoing operating performance. As such, all of these are non-GAAP financial measures.

EBITDA, as presented in this press release, and the various adjusted metrics disclosed, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. "Adjusted EBITDA" is EBITDA adjusted to eliminate the effect of special charges, the payroll support grants, and bonus accruals. We caution investors that amounts presented in accordance with these definitions may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA and Adjusted EBITDA in the same manner.

We use EBITDA and Adjusted EBITDA to evaluate our operating performance and liquidity and these are among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of these measures is relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which we believe is net income (loss). We believe the presentation of EBITDA and the various adjusted measures are relevant and useful for investors because they allow them to better compare our results to other airlines.

In addition to EBITDA and Adjusted EBITDA as defined above, we have included a separate EBITDA as defined by certain credit agreements. This measurement of EBITDA adjusts for losses on impairment, Sunseeker net loss, stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, special non-recurring items, and other items.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income (loss), net income (loss), operating expenses, and diluted earnings (loss) per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income (loss), net income (loss) or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of adjusted operating income (loss) (millions)
Operating income (loss) as reported (GAAP)	$66.3	$(33.1)	$229.7	$(257.3)

Net benefit from PSPs (4)	(49.2)	(77.9)	(189.8)	(152.4)
Operating special charges	0.3	33.6	2.9	280.9
Bonus accrual	14.1	—	23.5	—
Adjusted operating income (loss) (1)	31.5	(77.4)	66.3	(128.8)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of adjusted income (loss) before income taxes (millions)
Income (loss) before income taxes as reported (GAAP)	$50.2	$(44.7)	$181.5	$(321.9)

Net benefit from PSPs (4)	(49.2)	(77.9)	(189.8)	(152.4)
Special charges (operating & non-operating)	0.3	33.6	2.9	307.5
Bonus accrual	14.1	—	23.5	—
Adjusted income (loss) before income taxes (1)	15.4	(89.0)	18.1	(166.8)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of adjusted net income (loss) (millions) and adjusted earnings (loss) per share
Adjusted income (loss) before income taxes as reported (GAAP)	$15.4	$(89.0)	$18.1	$(166.8)
Provision (benefit) for income taxes as reported (GAAP)	11.0	(15.6)	40.3	(166.6)
Adjusted provision (benefit) for income taxes (1) (2)	3.5	(20.5)	4.1	(38.4)
Net income (loss) adjusted for special items, payroll support, and adjustments to tax resulting from payroll support (1)	11.9	(68.5)	14.0	(128.4)

Diluted shares as reported (GAAP)	17,767	16,006	17,015	15,953
Diluted earnings (loss) per share as reported (GAAP)	2.18	(1.82)	8.18	(9.75)
Adjusted fully diluted earnings (loss) per share (1)	0.66	(4.28)	0.82	(8.07)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of adjusted CASM and CASM excluding fuel (millions, unless otherwise noted)
Operating expense as reported (GAAP)	$393.2	$234.1	$981.3	$1,000.8

Net benefit from PSPs (4)	49.2	77.9	189.8	152.4
Operating special charges	(0.3)	(33.6)	(2.9)	(280.9)
Bonus accrual	(14.1)	—	(23.5)	—
Adjusted operating expense	428.0	278.4	1,144.7	872.3
Fuel expense as reported	118.4	52.5	310.7	168.7
Adjusted operating expense excluding fuel	309.6	225.9	834.0	703.6

Available seat miles (ASMs) (thousands)	4,441,201	3,521,508	13,049,732	9,809,934

Operating expense per ASM as reported (CASM) (cents)	8.85	6.65	7.52	10.20
Adjusted operating expense per ASM (CASM) (cents)	9.64	7.91	8.77	8.89

Operating CASM, excluding fuel as reported (cents)	6.19	5.15	5.14	8.48
Adjusted operating CASM, excluding fuel (cents)	6.97	6.41	6.39	7.17

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of consolidated EBITDA to EBITDA as defined by certain credit agreements (millions)
Net income (loss)	$39.3	$(29.1)	$141.2	$(155.3)
Interest expense, net	15.8	11.1	48.4	35.5
Income tax provision (benefit)	11.0	(15.6)	40.3	(166.6)
Depreciation and amortization	46.4	45.3	134.1	132.3
Loss on debt extinguishment	—	—	0.1	1.2
Consolidated EBITDA (1)	112.5	11.7	364.1	(152.9)
Adjusting items as defined per credit agreements (3)	49.9	82.2	90.7	610.3
EBITDA as defined by certain credit agreements (1)	162.4	93.9	454.8	457.4

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of consolidated EBITDA to adjusted EBITDA (millions)
Consolidated EBITDA (per calculation in previous table) (1)	$112.5	$11.7	$364.1	$(152.9)

Net Benefit from PSP (4)	(49.2)	(77.9)	(189.8)	(152.4)
Operating special charges	0.3	33.6	2.9	280.9
Non-operating special charges	—	—	—	26.6
Bonus accrual	14.1	—	23.5	—
Adjusted EBITDA (1)	77.7	(32.6)	200.7	2.2
(1) Denotes non-GAAP figure.
(2) Adjusted income tax for 2021 estimates a 23.0% effective rate
(3) Adjusting items include the following: loss on impairment, Sunseeker net loss, stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, and other special non-recurring items.
(4) Net benefit from PSPs includes "PSP1", "PSP2", and "PSP3".